UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Appointment of William Febbo to Board of Directors and Compensation Committee

On March 28, 2022, the board of directors (the “Board”) of Augmedix, Inc. (the “Company”) appointed Mr. William Febbo to serve as a Class I director, effective immediately, with a term expiring at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) or until his successor has been duly elected or appointed or until his earlier resignation or removal. Mr. Febbo will also serve as a member of the compensation committee of the Board.

Mr. Febbo, age 53, is currently Chief Executive Officer and Director of OptimizeRx (Nasdaq: OPRX), and continues to drive innovation in healthcare, leading the transformation of OptimizeRx into a leading digital health company that facilitates communication at the point-of-care for better health outcomes. Mr. Febbo previously served as Chief Operating Officer of Investment Banking at Merriman Capital and Chief Executive Officer of Digital Capital Network (“DCN”), a wholly owned subsidiary of Merriman Holdings. Prior to Merriman, Mr. Febbo was the Chief Executive Officer and Co-Founder of MedPanel, a market intelligence and communications provider to the life sciences and financial industries, which later was acquired by Merriman Capital. Mr. Febbo serves as a faculty member for Massachusetts Institute of Technology linQ program, a collaborative initiative increasing the potential of innovative biomedical research to benefit society and the economy and also serves on the board of the United Nations of Greater Boston.

Mr. Febbo’s compensation for serving as a director consists of a cash fee in the amount of $60,000 per year, comprised of $40,000 for services as a member of the Board and $20,000 for services as a member of the compensation committee of the Board, and a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $2.80 per share, with such option vesting in 1/12th increments over one year subject to Mr. Febbo’s continuous service as a Board member. Such stock option was granted under the Company’s 2020 Equity Incentive Plan.

There were no arrangements or understandings between Mr. Febbo and any other persons pursuant to which Mr. Febbo was selected as a director. Neither Mr. Febbo nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Febbo is furnished hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 29, 2022.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: March 31, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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